Exhibit 3.2

BYLAWS

OF

KOHL’S CORPORATION
(Amended and Restated as of April 15, 2020)

ARTICLE I

OFFICES; RECORDS

1.01.Registered Office. The corporation shall maintain a registered office and registered agent in the State of Wisconsin. The address of the registered office may be changed from time to time by any officer or by the registered agent. The registered agent of the corporation may be changed from time to time by any officer.

1.02.Other Offices. The corporation may also have offices at such other places both within or outside the state of Wisconsin as the Board of Directors may from time to time determine or the business of the corporation may require.

1.03Corporate Records. The following documents and records shall be kept at the corporation’s principal office or at such other reasonable location as may be specified by the corporation:

(a)Minutes of shareholders’ and Board of Directors’ meetings and any written notices thereof.

(b)Records of actions taken by the shareholders or directors without a meeting.

(c)Records of actions taken by committees of the Board of Directors.

(d)Accounting records.

(e)Records of its shareholders.

(f)Current Bylaws.

(g)Written waivers of notice by shareholders or directors (if any).

(h)Written consents by shareholders or directors for actions without a meeting (if any).

(i)Voting trust agreements (if any).

(j)Stock transfer agreements to which the corporation is a party or of which it has notice (if any).

ARTICLE II

SHAREHOLDERS

2.01Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as herein provided for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise brought before the meeting by or at the direction of the Board of Directors; or (c) brought before the meeting by a shareholder pursuant to this Section 2.01. Any business brought by a shareholder must be a proper subject for action by shareholders under Wisconsin law.

Only persons who are nominated in accordance with the procedures set forth in this Section 2.01 shall be eligible for election as directors, except as may otherwise be provided by the terms of the corporation’s Articles of Incorporation with respect to the rights of holders of any series of Preferred Stock to elect directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this bylaw.

For business to be properly brought before an annual meeting by a shareholder, and for nominations by shareholders for the election of directors, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. All notices given pursuant to this Section shall be in writing and must be received by the Secretary of the corporation not later than 120 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year; provided, however, that if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must be received by the later of (i) the date 90 days prior to the date of the annual meeting for which such proposal or nomination is made and (ii) the date 10 Business Days after the first public announcement of the date of the annual meeting for which such proposal or nomination is made. All such notices shall include (i) a representation that the person sending the notice is a shareholder of record and will remain such through the Meeting Record Date (defined in Section 2.05); (ii) the name and address, as they appear on the corporation’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the proposal is made; (iii) (A) the class and number of the corporation’s shares which are owned beneficially and of record by such shareholder and any such beneficial owner or owners, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (D) the extent to which the shareholder providing the notice, or any Associated Shareholder (as defined below), has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss or manage the risks of changes in share price or to profit or share in profit from any decrease in share price, or to increase or decrease the voting power of such shareholder or any Associated Shareholders with respect to any shares of capital stock of the corporation, (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); (iv) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (v) a representation that such shareholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice. Notice as to proposals with respect to any business to be brought before the meeting other than election of directors shall also set forth the text of the proposal and may set forth any statement in support thereof that the shareholder wishes to bring to the attention of the corporation, and shall specify any material interest of such shareholder in such business. The person providing the notice shall also be required to provide such further information as may be requested by the corporation to comply with federal securities laws, rules and regulations. Notice as to nominations shall set forth the name(s) of the nominee(s), address and principal occupation or employment of each, a description of all arrangements or understandings between the shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, the written consent of each nominee to serve as a director if so elected and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) of such shareholder.

The chairman of the meeting shall refuse to acknowledge the nomination of any person or the consideration of any business not made in compliance with the foregoing procedures.

For purposes of these Bylaws, “public announcement” shall mean disclosure in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a press release reported by the Dow Jones News Service, Reuters Economic Services, Associated Press or comparable national news service. Notwithstanding the foregoing provisions of this Section 2.01, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.01. Nothing in this Section 2.01 shall be deemed to expand or limit the corporation’s obligations under Rule 14a-8 under the Exchange Act.  For purposes of this Section 2.01, “Associated Shareholder” of any shareholder means any person controlling, directly or indirectly, or acting in concert with, such shareholder; any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder; and any person controlling, controlled by, or under common control with such shareholder.

2.02Special Meetings.

(a)A special meeting of shareholders (a “Special Meeting”) may be called only by the Board of Directors pursuant to a resolution adopted by the Board of Directors and shall be called by the Board of Directors upon the demand, in accordance with this Section 2.02, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

(b)In order that the corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 30 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 30 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 30th day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder’s notice described in Section 2.01. Any business proposed to be brought before the meeting must be a subject for which a special meeting must be called under Wisconsin law upon the demand of the holders of at least 10% of the votes entitled to be cast.

(c)In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (b) of this Section 2.02), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), shall set forth the name and address, as they appear in the corporation’s books, of each shareholder signing such demand and the class or series and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested.

(d)The corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2.02, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined herein), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation’s costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)“Affiliate” shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Exchange Act.

(ii)“Participant” shall have the meaning assigned to such term in Item 4 of Schedule 14A promulgated under the Exchange Act.

(iii)“Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(iv)“Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(v)“Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi)“Soliciting Shareholder” shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

(A)if the number of shareholders signing the demand or demands for a meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.02 is 10 or fewer, each shareholder signing any such demand;

(B)if the number of shareholders signing the demand or demands for a meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.02 is more than 10, each Person who is or intends to be a Participant in a Solicitation in connection with the Special Meeting (other than a Solicitation of Proxies on behalf of the corporation); or

(C)any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.02 from being evaded.

(e)Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by the Board of Directors. In the case of any Special Meeting called by the Board of Directors upon the demand of shareholders (a “Demand Special Meeting”), the date of the Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Section 2.05 of these Bylaws); provided that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 30 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, as well as the agreement described in paragraph (d), are delivered to the corporation (the “Delivery Date”), then such meeting shall be held at 2:00 p.m. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting.

(f)The corporation may engage independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) 5 Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to limit the ability of the Board of Directors or any shareholder to contest the validity of any demand, whether during or after such 5 Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(g)Only business within the purpose described in the meeting notice given in accordance with Section 2.04 of these Bylaws may be conducted at a Special Meeting.

(h)Only such business shall be conducted at a Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.02. If the chairman of the meeting shall determine that any business proposed to be brought before the Special Meeting was not properly brought in accordance with the procedures set forth in this Section 2.02, then the chairman shall so declare to the meeting and such business shall not be considered.

(i)Notwithstanding the foregoing provisions of this Section 2.02, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.02. Nothing in this Section 2.02 shall be deemed to expand or limit the corporation’s obligations under Rule 14a-8 under the Exchange Act.

(j)For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

2.03.Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, and may, in their sole discretion, determine that a virtual meeting of shareholders by means of remote communication shall be held instead of a physical meeting of the shareholders, as the place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned to reconvene at any place, including by remote communication, as designated by vote of the Board of Directors or by the Chairman of the Board.

2.04.Notices to Shareholders.

(a)Required Notice. The corporation shall provide written notice stating the place, day and hour of the meeting and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, not less than ten (10) days nor more than seventy (70) days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), to each shareholder entitled to vote at such meeting or, if the Wisconsin Business Corporation Law requires that notice be given to shareholders not entitled to vote, to all shareholders of record. For purposes of this Section 2.04, notice by “electronic transmission” (as defined in the Wisconsin Business Corporation Law) is written notice. Written notice is effective (1) when mailed, if mailed postpaid and addressed to the shareholder’s address shown in the corporation’s current record of shareholders; or (2) when electronically transmitted to the shareholder in a manner authorized by the shareholder. At least twenty (20) days’ notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation’s property, with or without goodwill, otherwise than in the usual and regular course of business.

(b)Adjourned Meeting. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.04, to those persons who are shareholders as of the new record date.

(c)Waiver of Notice. A shareholder may waive notice in accordance with Article VI of these Bylaws.

(d)Contents of Notice. The notice of each Special Meeting shall include a description of the purpose or purposes for which the meeting is called. Except as otherwise provided in these Bylaws, in the Articles of Incorporation, or in the Wisconsin Business Corporation Law, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

2.05Fixing of Record Date.

(a)Meetings. The Board of Directors may fix in advance a date as the record date for any determination of shareholders entitled to notice of, and to vote at, a shareholders’ meeting, such date in any case to be not more than seventy (70) days prior to the meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(b)Distributions. The Board may also fix in advance a date as the record date for determining shareholders entitled to receive a dividend or distribution. If no record date is fixed for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

2.06.Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder. The list shall be open to the examination of any shareholder beginning two business days after notice of the meeting is given, and continuing to the date of the meeting: (a) on a reasonably accessible electronic network, (b) during ordinary business hours, at the principal place of business of the corporation, or (c) at a place identified in the meeting notice in the city where the meeting will be held. In the event the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to shareholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time of the meeting, and, subject to Section 180.1602(2)(b) 3 to 5 of the Wisconsin Business Corporation Law, may be inspected or copied by any shareholder or his or her agent or attorney during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.07.Quorum. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.

2.08.Conduct of Meetings. The Chairman of the Board or, in his or her absence, any Officer or Director chosen by the Board of Directors shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the Chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

2.09.Proxies. A shareholder entitled to vote at any Annual Meeting or Special Meeting, or to express consent or dissent in writing to any corporate action without a meeting, may vote in person or may authorize another person to act for the shareholder by appointing the person as a proxy. The means by which a shareholder or the shareholder's authorized officer, director, employee, agent or attorney-in-fact may authorize another person to act for the shareholder by appointing the person as proxy include:

(a)Appointment of a proxy in writing by signing or causing the shareholder's signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.

(b)Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment. An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. The presence of a shareholder who has made an effective proxy appointment shall not of itself constitute a revocation. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.

2.10.Voting of Shares. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law. Shares of this corporation owned directly or indirectly by another corporation are not entitled to vote if this corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation. However, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

2.11.No Nominee Procedures. Except as expressly provided in Section 2.12, the corporation has not established, and nothing in these Bylaws shall be deemed to establish, any procedure by which a beneficial owner of the corporation’s shares that are registered in the name of a nominee is recognized by the corporation as the shareholder under Section 180.0723 of the Wisconsin Business Corporation Law.

2.12.Proxy Access for Director Nominations.  The corporation shall include in its proxy statement for an annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Shareholder Nominee”) to the Board of Directors by a shareholder that satisfies, or by a group of no more than twenty (20) shareholders that satisfy, the requirements of this Section 2.12 (an “Eligible Shareholder”), and that expressly elects at the time of providing the notice required by this Section 2.12 (the “Nomination Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.12.  To be timely, a shareholder’s Nomination Notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date of the corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or seventy (70) days after the anniversary of the preceding year’s annual meeting, in order to be timely the Nomination Notice must be so received not later than the close of business on the later of one hundred and twenty (120) days in advance of such annual meeting or ten (10) days following the day on which public disclosure of the date of the annual meeting was made. In the case of a special meeting of shareholders called for the purpose of electing directors, to be timely, a shareholder’s Nomination Notice must be delivered to or mailed and received by the Secretary not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(a)For purposes of this Section 2.12, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). To be timely, the Required Information must be delivered to or mailed and received by the Secretary within the time period specified in this Section 2.12 for providing the Nomination Notice.

(b)The number of Shareholder Nominees (including Shareholder Nominees elected to the Board of Directors at either of the two preceding annual meetings who are standing for re-election and any Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.12 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.12, or if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that one or more vacancies for any reason occurs after the last day on which a Nomination Notice may be delivered pursuant to this Section 2.12 but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the maximum number of Shareholder Nominees for inclusion in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.  In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.12 exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the corporation each Eligible Shareholder disclosed as owned in its respective Nomination Notice submitted to the corporation and confirmed by the corporation. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(c)For purposes of this Section 2.12, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the capital stock of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice and provides a representation that the person (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the corporation's proxy materials and (B) will continue to hold such shares through the date of the annual meeting; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the corporation and its shareholders.

(d)An Eligible Shareholder must have owned (as defined above) continuously for at least three (3) years that number of shares of capital stock as shall constitute three percent (3%) or more of the outstanding capital stock of the corporation (the “Required Shares”) as of both (i) a date within seven (7) days prior to the date of the Nomination Notice and (ii) the record date for determining shareholders entitled to vote at the annual meeting. For purposes of satisfying the foregoing ownership requirement under this Section 2.12, (i) the shares of the capital stock of the corporation owned by one or more shareholders, or by the person or persons who own shares of the capital stock of the corporation and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares of capital stock of the corporation is aggregated for such purpose shall not exceed twenty (20), and (ii) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 2.12. For the avoidance of doubt, if a group of shareholders aggregates ownership of shares in order to meet the requirements under this Section 2.12, all shares held by each shareholder constituting their contribution to the foregoing 3% threshold must be held by that shareholder continuously for at least three (3) years as of both (i) a date within seven (7) days prior to the date of the Nomination Notice and (ii) the record date for determining shareholders entitled to vote at the annual meeting, and evidence of such continuous ownership shall be provided as specified in this Section 2.12(d).

(e)Within the time period specified in this Section 2.12 for providing the Nomination Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) days prior to the date of the Nomination Notice, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date; (ii) the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 2.01; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended; (iv) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Section 2.12) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 2.12, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the corporation and (E) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and

(v) an undertaking that the Eligible Shareholder agrees to (A) own the Required Shares through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (C) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Shareholder in connection with its efforts to elect the Shareholder Nominee pursuant to this Section 2.12, (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting and (E) provide to the corporation prior to the annual meeting such additional information as necessary with respect thereto.

(f) The Eligible Shareholder may provide to the Secretary of the corporation, at the time the information required by this Section 2.12 is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.12, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(g)Within the time period specified in this Section 2.12 for delivering the Nomination Notice, a Shareholder Nominee must deliver to the Secretary of the corporation a written representation and agreement that the Shareholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (iii) will comply with all the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the corporation, the Shareholder Nominee must submit all completed and signed questionnaires required of the corporation’s directors and officers. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that the Shareholder Nominee is not independent under the Applicable Independence Standards, the Shareholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.

(h) Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast “for” the Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 2.12 for the next two (2) annual meetings.

(i) The corporation shall not be required to include, pursuant to this Section 2.12, any Shareholder Nominees in its proxy materials for any meeting of shareholders (i) for which the Secretary of corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 2.01 and such shareholder does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.12, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the corporation to be in violation of these By-Laws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the corporation’s capital stock is traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Section 2.12.

(j)Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 2.12, as determined by the Board of Directors or the person presiding at the annual meeting of shareholders, or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of shareholders to present any nomination pursuant to this Section 2.12.

(k)The Eligible Shareholder (including any person who owns shares of capital stock of the corporation that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 2.12(d) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act.

ARTICLE III

BOARD OF DIRECTORS

3.01.General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.

3.02.Resignations and Qualifications. A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairman of the Board, or to the corporation through the Secretary or otherwise. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

3.03.Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of regular meetings without other notice than such resolution.

3.04.Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two (2) directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the Chairman of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal office of the corporation in the State of Wisconsin.

3.05.Meetings By Telephone or Other Communication Technology.

(a)Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

(b)If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

3.06.Notice of Meetings. Except as otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally or in writing to each director or committee member at least by the calendar day prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph, e-mail, facsimile or other form of electronic transmission, or by mail or private carrier. Oral notice is effective when communicated to the director or to any person answering the director’s business or home telephone, or when left on the director’s answering machine or voice-mail system at home or place of business. Written notice is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the U.S. Mail, if mailed postpaid and correctly addressed; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) at the time a facsimile, e-mail or other electronic transmission is completed, if sent to the director’s home or business number or e-mail address. Except as otherwise provided by law or these Bylaws, meetings may be held at any time without notice if all of the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.

3.07.Quorum and Adjournment. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors specified in accordance with the Articles of Incorporation shall constitute a quorum of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present.

3.08.Manner of Acting. Except as otherwise provided by the Wisconsin Business Corporation Law or the Articles of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

3.09.Conduct of Meetings. The Chairman of the Board, or in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

3.10.Vacancies. Any vacancy occurring in the Board of Directors shall be filled in the manner provided in the Articles of Incorporation.

3.11.Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for benefits or payments to directors and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors to the corporation. Members of the Board shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing in these Bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12.Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless otherwise specified in Section 180.0824(4) of the Wisconsin Business Corporation Law. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

3.13.Committees. Unless the Articles of Incorporation otherwise provide, the Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one (1) or more committees, each committee to consist of two (2) or more directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors, except that no committee may: (a) approve or recommend to shareholders for approval any action or matter expressly required by the Wisconsin Business Corporation Law to be submitted to shareholders for approval; or (b) adopt, amend or repeal Bylaws. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or the Chairman of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority.

ARTICLE IV

OFFICERS

4.01.Appointment. The principal officers may include a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Secretary, a Treasurer and such other officers if any, as may be deemed necessary by the Board of Directors, each of whom shall be appointed by the Board of Directors. The officers may also include one or more Vice Presidents who may be appointed and have such designations as are determined by or at the direction of the Board of Directors or the Chairman of the Board, Vice Chairman, Chief Executive Officer, President or Chief Operating Officer. Any two or more offices may be held by the same person. The Board of Directors may choose not to fill any office for any period as it may deem advisable. None of the officers need be a director, a shareholder of the corporation or a resident of Wisconsin.

4.02.Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. The Chairman of the Board, Vice Chairman, Chief Executive Officer, President or Chief Operating Officer may also remove any of the other officers with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

4.03.Chairman of the Board. The Chairman of the Board shall preside at all annual and special meetings of shareholders and all regular and special meetings of the Board of Directors, shall advise and counsel with the Chief Executive Officer and shall be responsible for the administration and management of the areas of the business and affairs of the corporation assigned to him or her from time to time by the Board of Directors.

4.04.Vice Chairman. The Vice Chairman shall advise and counsel with the Chief Executive Officer and shall be responsible for the administration and management of the areas of the business and affairs of the corporation assigned to him or her from time to time by the Board of Directors.

4.05.Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall have general supervision and control of the business and affairs of the corporation and its officers. The Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties and compensation, and delegate authority to them. Such agents and employees shall hold offices at the discretion of the Chief Executive Officer. In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors, Chairman of the Board or Vice Chairman from time to time.

4.06.President. In the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and duties of the Chief Executive Officer. In addition, the President shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him from to time by the Board of Directors or the Chief Executive Officer.

4.07.Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the corporation. He shall supervise the day to day operations of the corporation's business, manage the administrative and operating affairs of the corporation, and direct and assign duties to those officers and agents of the corporation who are engaged in the administrative and operating affairs of the corporation. He shall have the authority, subject to such rules, directions or orders as may be prescribed by the Chief Executive Officer or the Board of Directors, to appoint and terminate the appointment of such agents and employees of the corporation as he shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them. The Chief Operating Officer shall perform such other duties as may be prescribed from time to time by the Chief Executive Officer or the Board of Directors.

4.08.Shared Duties of Chairman of the Board, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer. The Chairman of the Board, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer are each severally authorized to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chairman of the Board, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead.

4.09.Vice Presidents. One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order designated at the time of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the corporation. Any Vice President shall have charge of such divisions or departments of the corporation and perform such other duties and have such authority as are incident to the office of Vice President or as may be delegated or assigned from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President or the Chief Operating Officer. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President’s authority to act and to execute such instrument.

4.10.Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the shareholders, the Board of Directors and any committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or the Board of Directors.

4.11.Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or the Board of Directors.

4.12.Assistants and Acting Officers. The Board of Directors and the Chief Executive Officer, President and Chief Operating Officer shall each have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in the officer’s stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors, Chief Executive Officer, President or Chief Operating Officer.  Notwithstanding the foregoing, any such appointment shall not relieve the principal officer from the responsibilities and liabilities of his or her office.

4.13.Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation or a member of such committee.

ARTICLE V

CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.01.Certificates for Shares. Subject to Section 5.08, certificates representing shares of the corporation shall be signed, either manually or in facsimile, by any one or more of the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

5.02.Signature by Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate for shares has ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were still an officer, transfer agent or registrar at the date of its issue.

5.03.Transfer of Shares. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the shareholder, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Accordingly, the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by Wisconsin law. The corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.

5.04.Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the corporation If such restriction is set forth conspicuously on the certificates representing the shares or, in the case of uncertificated shares, is contained in a notice sent pursuant to Section 180.0626(2) of the Wisconsin Business Corporation Law,

the corporation or the transfer agent shall not be required to transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such restriction.

5.05.Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser; and (b) if required by the corporation, files with the corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

5.06.Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable.

5.07.Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.

5.08.Shares Without Certificates. Shares representing any class or series of the corporation may be issued without certificates in accordance with Section 180.0626 of the Wisconsin Business Corporation Law or any successor provision thereto. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement that includes (1) all of the information required on share certificates and (2) any transfer restrictions applicable to the shares.

ARTICLE VI

WAIVER OF NOTICE

6.01.Shareholder Written Waiver. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records.

6.02.Shareholder Waiver by Attendance. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to both of the following:

(a)Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

(b)Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

6.03.Director Written Waiver. A director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the corporation.

6.04.Director Waiver by Attendance. A director’s attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE VII

ACTION WITHOUT MEETINGS

7.01.Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Wisconsin Business Corporation Law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

ARTICLE VIII

INDEMNIFICATION

8.01.Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to Section 8.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

8.02.Other Indemnification.

(a)In cases not included under Section 8.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

(1)A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

(2)A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

(3)A transaction from which the director or officer derived an improper personal profit.

(4)Willful misconduct.

(b)Determination of whether indemnification is required under this Section shall be made pursuant to Section 8.05.

(c)The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

8.03.Written Request. A director or officer who seeks indemnification under Sections 8.01 or 8.02 shall make a written request to the corporation.

8.04.Nonduplication. The corporation shall not indemnify a director or officer under Sections 8.01 or 8.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

8.05.Determination of Right to Indemnification.

(a)Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 8.02 shall select one of the following means for determining his or her right to indemnification:

(1)By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

(2)By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

(3)By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

(4)By an affirmative vote of shares represented at a meeting of shareholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

(5)By a court under Section 8.08.

(6)By any other method provided for in any additional right to indemnification permitted under Section 8.07.

(b)In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under Section 8.02 should not be allowed.

(c)A written determination as to a director’s or officer’s indemnification under Section 8.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

(d)If it is determined that indemnification is required under Section 8.02, the corporation shall pay all liabilities and expenses not prohibited by Section 8.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

8.06.Advance of Expenses. Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

(1)A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

(2)A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 8.05 that indemnification under Section 8.02 is not required and that indemnification is not ordered by a court. The undertaking under this subsection shall be an unlimited general obligation of the director or officer and shall be accepted without reference to his or her ability to repay the allowance. The undertaking shall be unsecured.

8.07.Nonexclusivity.

(a)Except as provided in (b), Sections 8.01, 8.02 and 8.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

(1)The Articles of Incorporation.

(2)A written agreement between the director or officer and the corporation.

(3)A resolution of the Board of Directors.

(4)A resolution, after notice, adopted by a majority vote of all of the corporation’s voting shares then issued and outstanding.

(b)Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Section 8.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceedings for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

(c)Sections 8.01 to 8.14 do not affect the corporation’s power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

(1)As a witness in a proceeding to which he or she is not a party.

(2)As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

8.08.Court-Ordered Indemnification.

(a)Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 8.05(a)(5) or for review by the court of an adverse determination under Section 8.05(a)(l), (2), (3), (4) or (6).

(b)If the court determines that the director or officer is entitled to indemnification, the corporation shall pay the director’s or officer’s expenses incurred to obtain the court-ordered indemnification.

8.09.Indemnification and Allowance of Expenses of Employees and Agents. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

8.10.Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 8.01, 8.02, 8.06, 8.07 and 8.09.

8.11.Securities Law Claims.

(a)Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 8.01 to 8.10.

(b)Sections 8.01 to 8.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

8.12.Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 8.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

8.13.Effect of Repeal, Amendment or Limitation of Indemnification Provisions.  The provisions of this Article VIII  shall be deemed to be a contract between the corporation and each director, officer and employee of the corporation, and any repeal, amendment or other limitation of this Article or any repeal, amendment or limitation of sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law or any other applicable law shall not limit any rights of indemnification against liabilities or allowance of expenses then existing or arising out of events, acts or omissions occurring prior to such repeal, amendment or limitation, including, without limitation, the right to indemnification against liabilities or allowance of expenses for proceedings commenced after such repeal, amendment or limitation to enforce this Article VIII with regard to acts, omissions or events arising prior to such repeal, amendment or limitation.

8.14.Definitions Applicable to this Article. For purposes of this Article:

(a)“Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

(b)“Corporation” means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation’s existence ceased upon the consummation of a merger or other transaction.

(c)“Director or officer” means any of the following:

(1)An individual who is or was a director or officer of this corporation.

(2)An individual who, while a director or officer of this corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

(3)An individual who, while a director or officer of this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

(4)Unless the context requires otherwise, the estate or personal representative of a director or officer.

For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an affiliate shall be so serving at the request of the corporation.

(d)“Expenses” include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

(e)“Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

(f)“Party” includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

(g)“Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

9.01.Exclusive Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Wisconsin Business Corporation Law or the Corporation’s Articles of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Circuit Court for Waukesha County, Wisconsin or U.S. District Court for the Eastern District of Wisconsin – Milwaukee Division, in all cases subject to such court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.01.

ARTICLE X

SEAL

10.01.Seal. The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”

ARTICLE XI

AMENDMENTS

11.01.By Shareholders. These Bylaws may be amended or repealed and new Bylaws may be adopted by the shareholders.  In accordance with Article VI of the corporation’s Articles of Incorporation, shareholder action to amend Article II or Article VIII of these Bylaws requires the affirmative vote of a majority of the combined voting power of the then outstanding shares entitled to vote on the matter, voting together as a single class.

11.02.By Directors. Except as the Articles of Incorporation may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Section 3.08, but (a) no Bylaw adopted by the shareholders shall be amended, repealed or readopted by the Board of Directors if the Bylaw so adopted so provides and (b) a Bylaw adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

11.03.Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

11.04.Limitation or Repeal of Indemnification Provisions.  The effect of any repeal, amendment or other limitation of Article VIII of these Bylaws shall be limited as set forth in Section 8.13.